CONFIDENTIAL SETTLEMENT AGREEMENT

This Settlement Agreement (“Agreement”) is entered as of the last date executed by the parties hereto (the “Effective Date”) by and among Net MoneyIN, Inc. (“NMI”), an Arizona corporation having offices at 7454 E. Broadway, Suite 203, Tucson, AZ 85710-1422; InfoSpace, Inc. (“InfoSpace”), a Delaware corporation having offices at 601 108th Avenue N.E., Suite 1200, Bellevue, WA 98004; Authorize.Net Corporation (“Authorize.Net”), a Delaware corporation having offices at 915 So. 500 E., Ste. 200, American Fork, Utah, 01803; Lightbridge, Inc. (“Lightbridge”), a Delaware corporation having offices at 30 Corporate Drive, Burlington, MA, 01803; and E-Commerce Exchange, Inc., (“E-Commerce”), a Delaware corporation having offices at 40 Burton Hills, Suite 415, Nashville, TN 37215 (successor of E-Commerce Exchange, LLC, a California limited liability company) (collectively, the “Parties”).

This Agreement is made as a compromise among the Parties for the complete and final settlement of their claims, differences, and any causes of actions with respect to the dispute described below.

RECITALS

1. NMI represents that it is the owner of the entire right, title and interest in and to the following United States patents:

A. No. 5,822,737 (“the ’737 patent”), which is derived from a patent application filed on February 5, 1996.
B. No. 5,963,917 (“the ’917 patent”), which is derived from a patent application filed on October 5, 1998.
C. No. 6,381,584 (“the ’584 patent”), which is derived from a patent application filed on September 7, 2000.
D. No. 5,991,738 (“the ’738 patent”), which is derived from a patent application filed on November 12, 1997.

2. On or about September 7, 2001, NMI filed a lawsuit against InfoSpace and E-Commerce (collectively, “Defendants”), in the United States District Court for the District of Arizona (the “Court”), Case No. CIV 01-441-TUC-RCC (the “Action”), alleging infringement by Defendants of the ’737, ’917 and ’584 patents (collectively, “Patents Asserted”), and Defendants have answered, denying any liability and asserting counterclaims.

3. Authorize.Net was a wholly-owned subsidiary of InfoSpace at the time the Action was filed and provides products and services alleged by NMI to infringe the Patents Asserted.

4. Authorize.Net sells its products and services directly and also indirectly through resellers and other third parties.

5. During the course of the Action, Authorize.Net was sold by InfoSpace and is now a wholly-owned subsidiary of Lightbridge.

6. E-Commerce, a Delaware corporation incorporated on October 4, 1999, is the successor of E-Commerce Exchange, LLC, a California limited liability company and was incorrectly named and sued in the Action as E-Commerce Exchange, LLC. E-Commerce markets and sells, as a reseller and also indirectly through sales representatives and other third parties, products and services alleged by NMI to infringe the Patents Asserted.

7. The Parties wish to compromise, resolve and settle the Action and the disputes among them in order to avoid the delay, expense, inconvenience and uncertainty of further litigation.

8. Each of Authorize.Net, Lightbridge and E-Commerce desires to obtain the license, release and covenant set forth herein, and InfoSpace desires to obtain the release and covenant set forth herein.

Accordingly, in consideration of the mutual covenants and promises set forth herein, as well as other good and valuable consideration, the Parties agree as follows:

1. DEFINITIONS

1.1	“NMI Patents” means the ’737, ’917, ’584 and ’738 patents, as well as any and all United States patents that have issued or may issue on applications whose subject matter in whole or in part is entitled, under 35 U.S.C. § 120, to the benefit of the filing dates of the applications on which any of the ’737, ’917, ’584 and ’738 patents are based, including, without limitation, continuations, continuations-in-part, divisions, reissues, reexaminations and extensions, and any United States or foreign counterpart patents that have issued or may issue that claim priority to any of the foregoing or to any patent application of any of the foregoing.

1.2	“Authorize.Net Product” means any product, system, method, process or service made, used, sold or offered for sale, integrated with or otherwise provided at any time to another, by Authorize.Net or Lightbridge or by the subsidiaries, affiliates, successors or assigns of Authorize.Net or Lightbridge. This definition shall also encompass the SecureSource Suite product, system, method, process or service made, used, sold or offered for sale, integrated with or otherwise provided at any time to another by Wells Fargo Bank, N.A. or its subsidiaries, affiliates, successors or assigns.

1.3	An “affiliate” of a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person or entity specified.

1.4	“Authorize.Net Customer” means any person or entity that at any time purchases, leases, licenses, uses, sells, resells, distributes, integrates with or otherwise receives an Authorize.Net Product directly or indirectly from Authorize.Net, InfoSpace or Lightbridge or from the subsidiaries, affiliates, successors or assigns of Authorize.Net, InfoSpace or Lightbridge, respectively. This definition is specifically intended to encompass (i) E-Commerce and Wells Fargo Bank, N.A., and their respective affiliates in their capacities as purchasers, lessees, licensees, lessors, users, sellers, resellers, distributors, integrators, and/or recipients of one or more Authorize.Net Products; (ii) any person or entity that at any time purchases, leases, licenses, uses, distributes, integrates with or otherwise receives the SecureSource Suite product, system, method, process or service.

1.5	“E-Commerce Customer” means any person or entity that at any time purchases, leases, licenses, uses, sells, resells, distributes, integrates with or otherwise receives an Authorize.Net Product directly or indirectly from E-Commerce or from the subsidiaries, affiliates, successors, lessees, or assigns of E-Commerce.

1.6	“License Parties” means Authorize.Net, InfoSpace, Lightbridge and E-Commerce, and each of their respective predecessors, successors, subsidiaries, affiliates, assigns, and past and present agents, directors, officers, employees, and attorneys.

1.7	“NMI Parties” means NMI and its members, executors, officers, directors, employees, partners, investors, shareholders, administrators, affiliates, divisions, subsidiaries, predecessors, successors, attorneys, and assigns.

2. LICENSE GRANT AND RELEASE

2.1	Subject to the terms and conditions set forth in this Agreement, NMI hereby grants to Authorize.Net and Lightbridge and to their respective subsidiaries and affiliates a fully paid-up, royalty-free, non-exclusive, irrevocable, worldwide and perpetual license under the NMI Patents to make, have made, use, develop, offer for sale, sell, lease, license, import, export, distribute, integrate, make available, exchange, and/or otherwise transfer Authorize.Net Products.

2.2	Subject to the terms and conditions set forth in this Agreement, NMI hereby grants to E-Commerce and its affiliates a fully paid-up, royalty-free, non-exclusive, irrevocable, worldwide and perpetual license under the NMI Patents to make, have made, use, develop, offer for sale, sell, lease, license, import, export, distribute, integrate, make available, exchange, and/or otherwise transfer Authorize.Net Products.

2.3	The NMI Parties hereby unconditionally, irrevocably and forever release and discharge the License Parties, past and present Authorize.Net Customers and past and present E-Commerce Customers from and against any and all actions, claims, suits, demands, damages, judgments, causes of action, debts, liens, liabilities, losses, obligations, expenses (including attorney fees) that the NMI Parties ever had, now have, or may have, whether now known or unknown, liquidated or unliquidated, existing in whole or in part on or before the Effective Date of this Agreement, including, without limiting the generality of the foregoing, any and all claims that were or might have been asserted by or on behalf of the NMI Parties arising under, related to, or connected with the NMI Patents, the Authorize.Net Products and/or the Action.

2.4	The License Parties hereby unconditionally, irrevocably and forever release and discharge the NMI Parties from and against any and all actions, claims, suits, demands, damages, judgments, causes of action, debts, liens, liabilities, losses, obligations, expenses (including attorney fees) that the License Parties ever had, now have, or may have, whether now known or unknown, liquidated or unliquidated, existing in whole or in part on or before the Effective Date of this Agreement, including, without limiting the generality of the foregoing, any and all claims that were or might have been asserted by or on behalf of the License Parties arising under, related to, or connected with the NMI Patents, the Authorize.Net Products and/or the Action.

2.5	The License Parties and the NMI Parties expressly waive and relinquish all rights and benefits under Section 1542 of the California Civil Code, which provides:

“Section 1542. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

3. COVENANT NOT TO SUE

3.1	The NMI Parties hereby unconditionally and irrevocably covenant not to assert any claim arising out of or relating to the NMI Patents (including without limitation, direct infringement, contributory infringement and/or inducement of infringement) and based on Authorize.Net Products against any of the License Parties.

3.2	The NMI Parties hereby unconditionally and irrevocably covenant not to assert any claim arising out of or relating to the NMI Patents (including, without limitation, direct infringement, contributory infringement and/or inducement of infringement) and based on Authorize.Net Products against Authorize.Net Customers or E-Commerce Customers, or their respective successors and assigns.

4. DISMISSAL

4.1	Within five (5) business days of the Effective Date of this Agreement, NMI, on the one hand, and the Defendants, on the other hand, shall cause their respective counsel to execute and exchange duplicate originals of a Stipulation and Order of Dismissal (with prejudice) of all claims and counterclaims (if any) asserted against each other in the Action in the form set forth in Schedule “A” attached hereto, which shall be filed by NMI’s counsel.

4.2	The Parties hereto shall bear their own costs, expenses, and attorneys’ fees incurred in connection with the Action.

5. CONSIDERATION

5.1	In consideration for the release and covenants set forth herein and the Agreement to seek dismissal of the claims against the Defendants, NMI shall be paid, within five (5) days of the Effective Date and the delivery by NMI to Lightbridge of a completed IRS Form W-9 specifying the recipient of the payment, One Million, Seven Hundred Fifty Thousand Dollars and zero cents ($1,750,000.00) via wire transfer. Such payment shall be made to NMI’s Account below. This amount will represent full and final payment on all claims which were, are, or might have been asserted by NMI against the License Parties, Authorize.Net Customers and/or E-Commerce Customers under the NMI Patents.

5.2	NMI’s Account information is as follows:

Net MoneyIN, Inc.
c/o Bank of the West
Routing No. 121100782
Acct. No. 370010936

6. ACKNOWLEDGEMENT OF COMPROMISE

6.1	The Parties agree and acknowledge that this Agreement is the result of a compromise and shall not be construed as an admission of any kind by any party. Rather, this Agreement is entered into by way of compromise and settlement.

7. ASSIGNMENT, SALES, AND ACQUISITIONS

7.1	This Agreement shall inure to the benefit of, and be binding upon, NMI, InfoSpace, Authorize.Net, Lightbridge and E-Commerce, and their successors, and assigns, and inure to the benefit of Authorize.Net Customers and E-Commerce Customers.

7.2	This Agreement shall be freely assignable by NMI, Lightbridge, Authorize.Net and/or E-Commerce, and/or by their respective subsidiaries and affiliates, to any successors or assigns of some or all of their respective businesses relating to Authorize.Net Products, and the assigning party may continue to retain the rights and benefits of this Settlement Agreement, including, without limitation, license rights relating to Authorize.Net Products.

7.3	Any business, product, system, method, process or service acquired or otherwise obtained by Authorize.Net or Lightbridge or by their respective subsidiaries or affiliates after the Effective Date of this Agreement shall be covered under this Agreement to the extent any of the same satisfy the definitions of “Authorize.Net Product” under this Agreement.

8. REPRESENTATIONS AND WARRANTIES

8.1	NMI represents and warrant as follows:

8.1.1 NMI is the exclusive owner of all right, title and interest in and to the NMI Patents and has the lawful, unencumbered and unrestricted right to enter into this Agreement and grant the licenses, releases, and covenants not to sue set forth in this Agreement.
8.1.2 NMI warrants that it and Mark E. Ogram have not granted and are unaware of any exclusive license to any of the NMI Patents.
8.1.3 There is no existing security interest, lien or encumbrance with respect to any of the NMI Patents.

8.2	Each person executing this Agreement warrants that he/she is authorized to execute this Agreement on behalf of the Party for whom he/she signs.

9. CONFIDENTIALITY

9.1	It is an essential term of this Agreement that the Parties agree, and they hereby do agree, not to disclose the contents or terms of this Agreement or any matters pertaining to this settlement, including its negotiation, whether in writing or orally to any person whatsoever, directly or indirectly, whether individually, or by or through an agent, representative, attorney or other person, unless such disclosure is (i) lawfully required by any governmental agency, including without limitation the United States Securities and Exchange Commission; (ii) otherwise required to be disclosed by law or regulation; (iii) necessary in any legal proceeding in order to enforce any provision of this Agreement; (iv) made to subsidiary, affiliate, successor or assign of the disclosing Party; or (v) permitted pursuant to Sections 9.2, 9.3, or 9.5 of this Agreement.

9.2	The Parties agree that each may disclose the terms of this Agreement to their auditors, accountants, tax advisors and/or legal counsel only to the extent required for professional advice from those sources and only after securing a commitment from such professionals to maintain the confidentiality of the terms of this Agreement to the extent possible.

9.3	NMI agrees that Lightbridge, Authorize.Net, InfoSpace and E-Commerce may disclose the terms set forth herein in confidence to any Authorize.Net Customer or E-Commerce Customer who seeks indemnification or raises any inquiry regarding any Authorize.Net Product, except that they shall not disclose the amount of compensation paid to NMI under this Agreement.

9.4	The Parties shall take reasonable precautions to ensure that their representatives and agents also treat such information in a confidential manner.

9.5	Any of NMI, Authorize.Net, InfoSpace, Lightbridge and E-Commerce may disclose and publicly announce that NMI, InfoSpace and E-Commerce have reached a settlement and that, pursuant to that settlement, Authorize.Net and E-Commerce Exchange have been granted a license by NMI and that NMI has been paid an undisclosed amount of compensation.

10. MISCELLANEOUS PROVISIONS

10.1	This Agreement contains the complete Agreement between the Parties, and supersedes any and all prior Agreements, understandings, promises, warranties, and representations, whether made orally or in writing.

10.2	This Agreement may be modified only by a written document signed by the Parties. No waiver of this Agreement, or of any of the promises, obligations, terms, or conditions contained in this Agreement shall be valid unless it is written and signed by the Party against whom the waiver is to be enforced.

10.3	Each Party represents and declares that in executing this Agreement the Party relied solely upon its own judgment, belief and knowledge, and on the advice and recommendations of the Party’s own independently selected counsel, concerning the nature, extent and duration of its rights, duties and claims; no Party has been influenced to any extent whatsoever in executing this Agreement by any representations or statements not expressly contained or referred to in this Agreement. The Parties further acknowledge that each has read this Agreement thoroughly and completely, knows its contents, and understands the rights, remedies and allegations surrounding the execution of this document, and it is executed voluntarily.

10.4	The Parties and their counsel cooperated in the drafting of and have reviewed this Agreement, and any rule of construction providing that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation or construction of this Agreement. The language of this Agreement shall be construed as a whole according to its fair meaning and none of the parties shall be deemed to be the draftsman of this Agreement in any action, which may hereafter arise between NMI and Lightbridge, InfoSpace, Authorize.Net, Authorize.Net Customers, E-Commerce or E-Commerce Customers.

10.5	Each provision contained in this Agreement is severable. If any provision in this Agreement is found to be void or unenforceable, the remaining provisions shall not be affected by such finding and shall remain in full force and effect.

10.6	This Agreement shall be governed by the laws of the State of Delaware applicable to contracts entered into and to be performed fully within Delaware without regard to its choice of law rules.

10.7	The Court shall retain jurisdiction to enforce the terms of this Agreement (including the payment obligations), and to resolve any and all disputes arising under or relating to this Agreement (including the payment obligations).

10.8	This Agreement may be executed in counterparts, each of which shall be deemed an original.

IN THE WITNESS THEREOF, the Parties have caused their duly authorized officers to execute this Agreement on the dates indicated below.

NET MONEYIN, INC.

/s/ Wayne Rod

By: Wayne Rod, President

Dated: May 11, 2006

INFOSPACE, INC.

/s/ Edmund O. Belsheim, Jr.

By: Edmund O. Belsheim, Jr., CAO

Dated: May 17, 2006

AUTHORIZE.NET CORPORATION

/s/ Robert E. Donahue

By: Robert E. Donahue, CEO

Dated: May 22, 2006

E-COMMERCE EXCHANGE, LLC

/s/ Richard Schubert, Sr. VP, Legal

By: Richard Schubert, Sr. VP, Legal

Dated: May 17, 2006

LIGHTBRIDGE, INC.

/s/ Robert E. Donahue

By: Robert E. Donahue, President and CEO

Dated: May 22, 2006

SCHEDULE A

Dismissal With Prejudice

William A. Birdwell (Arizona Bar# 018993)
birdwell@birdwelljanke.com
Allen Field (Admitted Pro Hac Vice)
allen@birdwelljanke.com
BIRDWELL & JANKE, LLP
1100 SW Sixth Avenue, Suite 1400
Portland, OR 97204
Tel: (503) 228-1841

Peter B. Goldman (Arizona Bar# 018011)
pbgoldman@lfagb.com
LEONARD FELKER ALTFELD
GREENBERG & BATTAILE, P.C.
250 N. Meyer Avenue
Tucson, AZ 85701-1047
Tel: (520) 622-7733

Attorneys for Plaintiff, Net MoneyIN, Inc.

IN THE UNITED STATES DISTRICT COURT

DISTRICT OF ARIZONA

Net MoneyIN, Inc., Plaintiff, v. Verisign, Inc., et al., Defendants.	No. CIV 01-441 TUC RCC STIPULATION OF DISMISSAL WITH PREJUDICE OF ALL CLAIMS OF PLAINTIFF AND OF DEFENDANTS INFOSPACE, INC. AND E-COMMERCE EXCHANGE, INC.

WHEREAS Plaintiff Net MoneyIN, Inc. (“NMI”) and Defendants InfoSpace, Inc. (“InfoSpace”) and E-Commerce Exchange, Inc. (“E-Commerce”) have entered into a Confidential Settlement Agreement involving an agreement to dismissal of this action.

IT IS HEREBY STIPULATED by and between the parties, through their designated counsel, that all of the claims and counterclaims among and between NMI, InfoSpace and E-Commerce be and hereby are dismissed with prejudice. Each party agrees to bear its own costs and attorneys’ fees.

The Court shall retain jurisdiction to enforce the terms of the Confidential Settlement Agreement, and to resolve any and all disputes arising under or relating to this Agreement.

DATED this      day of May, 2006

BRYAN CAVE llp
—
Stanley B. Lutz
Two N. Central Avenue, Suite 2200
Phoenix, AZ 85004-4406
Attorneys for Defendants InfoSpace,
Inc. and E-Commerce Exchange, Inc.
PERKINS COIE llp
BIRDWELL & JANKE, llp	Ramsey M. Al-Salam
_______________________________	Jessica L. Rossman
William A. Birdwell	1201 Third Avenue, 48th Floor
Allen Field	Seattle, Washington 98101
1100 SW Sixth Avenue, Suite 1400	Attorneys for Defendants InfoSpace,
Portland, OR 97204	Inc. and E-Commerce Exchange, Inc.
LEONARD FELKER ALTFELD	FOLEY HOAG llp
GREENBERG & BATTAILE, P.C.	Claire Laporte
Peter B. Goldman	Michael V. Dowd
250 No. Meyer Avenue	155 Seaport Blvd.
Tucson, AZ 85701-1047	Boston, Massachusetts 02210-2600
Attorneys for Plaintiff Net MoneyIN, Inc.	Attorneys for Defendant InfoSpace, Inc.

IN THE UNITED STATES DISTRICT COURT

DISTRICT OF ARIZONA

Net MoneyIN, Inc., Plaintiff, v. Verisign, Inc., et al., Defendants.	No. CIV 01-441 TUC RCC [PROPOSED] ORDER DISMISSING WITH PREJUDICE ALL CLAIMS OF PLAINTIFF AND OF DEFENDANTS INFOSPACE, INC. AND E-COMMERCE EXCHANGE, INC.

In light of the Stipulation Of Dismissal With Prejudice of All Claims of Plaintiff and of Defendants InfoSpace, Inc. and E-Commerce Exchange, Inc., the Court hereby ORDERS that:

Under Fed. R. Civ. P. 41(a)(2) and 41(c), all of the claims and counterclaims among and between Plaintiff Net MoneyIN, Inc., Defendant InfoSpace, Inc., and Defendant E-Commerce Exchange, Inc. subject to the terms and conditions of the Confidential Settlement Agreement among the aforementioned parties, be and hereby are dismissed with prejudice.

The Court shall retain jurisdiction to enforce the terms of the Confidential Settlement Agreement, and to resolve any and all disputes arising under or relating to this Agreement.